                                                                     EXHIBIT 4.2


              ----------------------------------------------------


                             PARKER DRILLING COMPANY
                            and Subsidiary Guarantors

                          10 1/8% SENIOR NOTES DUE 2009

                              ---------------------

                          FOURTH SUPPLEMENTAL INDENTURE

                          Dated as of October 10, 2003

               Supplementing the Indenture dated as of May 2, 2002

                              ---------------------

                              JPMORGAN CHASE BANK,
                                   as Trustee

              ----------------------------------------------------

                          FOURTH SUPPLEMENTAL INDENTURE


         This Fourth Supplemental Indenture (the "Fourth Supplemental Indenture"), dated and effective as of October 10, 2003, is made and entered into by and among Parker Drilling Company, a Delaware corporation (the "Company"), the Restricted Subsidiaries executing as Subsidiary Guarantors (the "Subsidiary Guarantors") and JPMorgan Chase Bank, a New York banking organization, as Trustee (the "Trustee").

              RECITALS OF THE COMPANY AND THE SUBSIDIARY GUARANTORS

            WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have executed and delivered an Indenture dated as of May 2, 2002, by and among the Company, the Subsidiary Guarantors and the Trustee (as amended by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, the "2002 Indenture") for the benefit of one another and for the ratable benefit of the Holders of the 10 1/8% Senior Notes due 2009, (the "Notes") and pursuant to which the Subsidiary Guarantors have agreed, jointly and severally, to unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Notes and all other amounts due and payable under the 2002 Indenture and the Notes by the Company ("Indenture Obligations");

         WHEREAS, Section 9.02 of the 2002 Indenture further provides that the Trustee, the Company and the Subsidiary Guarantors may amend certain provisions of the 2002 Indenture with the consent of Holders of at least a majority in aggregate principal amount of the Notes then outstanding; and

         WHEREAS, pursuant to the Company's Consent Solicitation Statement, dated September 24, 2003, the Company has solicited consents from the Holders to the amendment contained in this Fourth Supplemental Indenture, and the Company has received valid and unrevoked consents thereto from Holders of at least a majority in aggregate principal amount of the Notes outstanding as of the record date fixed by the Company for such purpose, which was September 19, 2003; and

         WHEREAS, the execution and delivery of this Fourth Supplemental Indenture has been duly authorized by resolution of the board of directors of the Company and the Subsidiary Guarantors; and

         WHEREAS, all conditions and requirements necessary to make this Fourth Supplemental Indenture valid and binding upon the Company and the Subsidiary Guarantors have been performed and fulfilled;

         NOW, THEREFORE, in consideration of the above premises, each of the parties hereto agrees, for the benefit of the others and for the equal and proportionate benefit of the Holders of the Notes, as follows:

         SECTION 1. Certain Terms Defined in the 2002 Indenture. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the 2002 Indenture.

         SECTION 2. Amendment to Section 4.07. Clause (w) of the second full paragraph of Section 4.07 shall be deleted in its entirety and replaced with the following:

                  "(w) any purchase, redemption or other acquisition or retirement, in each case at a price equal to or less than 100.786% of the principal amount of the Company's 5 1/2% Convertible Subordinated Notes due 2004, plus accrued and unpaid interest thereon, of up to $75 million in aggregate principal amount of the Company's 5 1/2% Convertible Subordinated Notes due 2004, prior to their stated maturity;"

         SECTION 3. Effectiveness; Construction.

                  Section 3.1 Effectiveness. This Fourth Supplemental Indenture shall become effective upon:

                  (a) the execution and delivery of this Fourth Supplemental Indenture by the Company, the Subsidiary Guarantors and the Trustee; and

                  (b) the delivery by the Company to the Trustee of the Opinion of Counsel and an Officers' Certificate as required pursuant to Sections 11.04 and 11.05 of the 2002 Indenture and addressing the matters required pursuant to such sections.

                  Section 3.2 Instruments To Be Read Together. All terms and conditions in this Fourth Supplemental Indenture shall form a part of the 2002 Indenture as fully and with the same effect as if all such terms and conditions had been set forth in the 2002 Indenture. The 2002 Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with its terms, as supplemented by this Fourth Supplemental Indenture. The 2002 Indenture and all supplements thereto, including this Fourth Supplemental Indenture, shall be read, taken and construed together as one instrument.

         SECTION 4. Particular Representations and Covenants.

                           Section 4.1. Authority. The Company and the
                  Subsidiary Guarantors are duly authorized to execute and deliver this Fourth Supplemental Indenture, and all corporate action on their part required for the execution and delivery of this Fourth Supplemental Indenture has been duly and effectively taken.

                           Section 4.2. Correctness of Recitals. The Company and
                  the Subsidiary Guarantors represent and warrant that all recitals and statements in this Fourth Supplemental Indenture are true and correct.

         SECTION 5. Concerning the Trustee.

                           Section 5.1 Acceptance of Trusts. The Trustee accepts
                  the trusts hereunder and agrees to perform same, but only upon the terms and conditions set forth in the 2002 Indenture.


                                      -2-
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                           Section 5.2 Responsibility for Recitals. The recitals
                  and statements contained in this Fourth Supplemental Indenture shall be taken as recitals and statements of the Company and the Subsidiary Guarantors and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture, except that the Trustee is duly authorized to execute and deliver it.

         SECTION 6. Miscellaneous Provisions.

                           Section 6.1 Counterparts. This Fourth Supplemental
                  Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

                           Section 6.2 Compliance with Trust Indenture Act. This
                  Fourth Supplemental Indenture shall be interpreted to comply in every respect with the Trust Indenture Act of 1939, as amended, (the "TIA"). If any provision of this Fourth Supplemental Indenture limits, qualifies or conflicts with the duties imposed by the TIA, the imposed duties shall control.

                           Section 6.3 Headings. The section headings herein are
                  for convenience only and shall not affect the construction hereof.

                           Section 6.4 Binding Effect. All covenants and
                  agreements in this Fourth Supplemental Indenture by the Company or by any of the Subsidiary Guarantors shall bind their successors and assigns, whether so expressed or not.

                           Section 6.5 Governing Law. The internal laws of the
                  State of New York shall govern and be used to construe this Fourth Supplemental Indenture.

                           Section 6.6 Continuation of 2002 Indenture. Except as
                  amended by this Fourth Supplemental Indenture, the terms and conditions of the 2002 Indenture shall remain in full force and effect.

                           Section 6.7 References to Indenture. From and after
                  the date of this Fourth Supplemental Indenture, all references in the 2002 Indenture to "this Indenture", "hereof", "herein" or similar terms and all references to the 2002 Indenture in the Notes and other documents executed and delivered in connection with the 2002 Indenture shall mean and refer to the 2002 Indenture, as amended by this Fourth Supplemental Indenture.



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         IN WITNESS WHEREOF, the parties hereto have caused this Fourth
Supplemental Indenture to be duly executed, all as of the date first above written.

                                        PARKER DRILLING COMPANY


                                        By: /s/ Robert L. Parker Jr.
                                           ------------------------------------
                                        Name:  Robert L. Parker Jr.
                                        Title: President and
                                               Chief Executive Officer

                                        JPMORGAN CHASE BANK, as Trustee


                                        By: /s/ Rebecca Newman
                                           ------------------------------------
                                        Name:
                                        Title:


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                              SUBSIDIARY GUARANTORS:

                              Parker Drilling Company of Oklahoma, Incorporated Parker Drilling Company Limited (Nevada)
                              Choctaw International Rig Corp.
                              Parker Drilling Company of New Guinea, Inc.
                              Parker Drilling Company North America, Inc.
                              Parker-VSE, Inc.  (formerly Vance Systems
                                 Engineering, Inc.)
                              DGH, Inc.
                              Parker Drilling Company International Limited Parker USA Drilling Company (formerly Parcan
                                 Limited)
                              Parker Technology, Inc.
                              Parker Drilling Offshore Corporation (formerly
                                 Hercules Offshore Corporation)
                              Parker Drilling Offshore International, Inc.
                              Anachoreta, Inc.
                              Pardril, Inc.
                              Parker Aviation, Inc.
                              Parker Drilling (Kazakhstan), Ltd.
                              Parker Drilling Company of Niger
                              Parker North America Operations, Inc.
                              Selective Drilling Corporation
                              Universal Rig Service Corp.
                              Creek International Rig Corp.


                              By: /s/ David W. Tucker
                                 ----------------------------------------------
                              Name: David W. Tucker
                              Its:  Vice President & Treasurer

                              Parker Technology, L.L.C.


                              By: /s/ David W. Tucker
                                 ----------------------------------------------
                              Name: David W. Tucker
                              Its:  Vice President & Manager

                              Parker Drilling Offshore USA, L.L.C.
                              (formerly Mallard Bay Drilling, L.L.C.)


                              By: /s/ David W. Tucker
                                 ----------------------------------------------
                              Name: David W. Tucker
                              Its:  Treasurer & Manager


                                      -5-
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                              Parker Drilling Management Services, Inc.


                              By: /s/ David W. Tucker
                                 ----------------------------------------------
                              Name: David W. Tucker
                              Its:  President

                              Parker Tools, LLC


                              By: /s/ Tom Junk
                                 ----------------------------------------------
                              Name: Tom Junk
                              Its:  President and Manager

                              Quail USA, LLC


                              By: /s/ W. Kirk Brassfield
                                 ----------------------------------------------
                              Name: W. Kirk Brassfield
                              Its:  President and Manager

                              Parker USA Resources, LLC


                              By: /s/ Tom Junk
                                 ----------------------------------------------
                              Name: Tom Junk
                              Its:  President and Manager

                              PD Management Resources, L.P.


                              By: /s/ David W. Tucker
                                 ----------------------------------------------
                              Name:  David W. Tucker
                              Title: President of its General Partner,
                                     Parker Drilling Management
                                     Services, Inc.

                              Parker Offshore Resources, L.P.


                              By: /s/ David W. Tucker
                                 ----------------------------------------------
                              Name:  David W. Tucker
                              Title: President of its General Partner,
                                     Parker Drilling Management
                                     Services, Inc.



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                              Quail Tools, L.P.


                              By: /s/ W. Kirk Brassfield
                                 ----------------------------------------------
                              Name:  W. Kirk Brassfield
                              Title: President of its General Partner, Quail
                                     USA, LLC


                              Canadian Rig Leasing, Inc.
                              Indocorp of Oklahoma, Inc
                              Parker Drilling Company Eastern Hemisphere, Ltd. Parker Drilling Company International, Inc. Parker Drilling Company of Argentina, Inc. Parker Drilling Company of Bolivia, Inc.
                              Parker Drilling Company of Singapore, Ltd.
                              Parker Drilling Company of South America, Inc.


                              By: /s/ David W. Tucker
                                 ----------------------------------------------
                              Name:  David W. Tucker
                              Its:   Vice President


                              Parker Drilling Company of Mexico, LLC


                              By: /s/ Bruce J. Konus
                                 ----------------------------------------------
                              Name: Bruce J. Konus
                              Its:  Vice President



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